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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 28, 2000, included on page 32 of the Company's 1999 Form10-K/A, into the previously filed registration statements on Form S-3 (File Nos.333-18929 and 333-82953) and on Form S-8 (File Nos. 333-39299, 2-64600,
2-81590, 33-32692, 2-66654 and 33-54084).



                                                     ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
March 27, 2000